Exhibit 99.3

Quest Diagnostics Incorporated Announces Proposed Senior Notes Offering

MADISON, N.J., March 5, 2015 -- Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic information services, announced today that it intends to offer $1,200,000,000 in aggregate principal amount of three series of senior notes in a public offering made under a shelf registration statement filed with the Securities and Exchange Commission, subject to market and other conditions.

The issuance of the notes will be subject to customary closing conditions. The company intends to use the net proceeds from the offering, together with borrowings from our secured receivables credit facility, to fund the purchase for cash of up to $250 million in combined aggregate principal amount of its 6.950% Senior Notes due 2037 (CUSIP No. 74834L AN0) and its 5.750% Senior Notes due 2040 (CUSIP No. 74834L AQ3), and to redeem all $500 million of its outstanding 5.450% Senior Notes due 2015 (CUSP No. 74834L AL4), all $375 million of its outstanding 6.400% Senior Notes due 2017 (CUSIP No. 74834L AM2) and $150 million (50%) of its outstanding 3.200% Senior Notes due 2016 (CUSIP No. 74834L AR1). Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC will be joint book-running managers for the debt offering. When available, copies of the preliminary prospectus supplement and the accompanying base prospectus for the offering can be obtained from (i) Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, toll-free at (866) 471-2526, by facsimile at (212) 902-9316 or by e-mail at prospectus-ny@ny.email.gs.com, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd floor, New York, NY 10179, Attention: Investment Grade Syndicate Desk or collect at (212) 834-4533, (iii) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014,  toll-free at (866) 718-1649 or by email at prospectus@morganstanley.com or (iv) Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free at (800) 645-3751 or by email at wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This offering may be made only by means of a prospectus supplement and accompanying base prospectus. This press release shall not constitute a notice of redemption with respect to the notes being redeemed.

About Quest Diagnostics

Quest Diagnostics is the world’s leading provider of diagnostic information services needed to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at

QuestDiagnostics.com. Follow us at Facebook.com/QuestDiagnostics and Twitter.com/QuestDX. The information contained on, or that may be accessed through, our website or our social media pages is not incorporated by reference into, and is not a part of, this press release.

The statements in this press release which are not historical facts, including with respect to the debt offering, tender offers and redemptions, may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company’s 2014 Annual Report on Form 10-K and the company’s 2015 Current Reports on Form 8-K.

Contacts: Dan Haemmerle (investors) at 973-520-2900 and Dennis Moynihan (media) at 973-520-2800.